EXHIBIT J(i)

                          CERTIFIED PUBLIC ACCOUNTANTS

                             CONSENT OF INDEPENDENT

     We have issued our reports dated December 1, 2000, accompanying the October 31, 2000 financial statements of Commonwealth Japan Fund and Commonwealth Australia/New Zealand Fund, each a series of Commonwealth International Series Trust (formerly known as Capstone International Series Trust), which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus.


                                        BRIGGS, BUNTING & DOUGHERTY,  LLP

Philadelphia, Pennsylvania
February 15, 2000